UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2009

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 9, 2009, the Limited Tender Offers (as defined below) made by Textron Inc., a Delaware corporation (“Textron”), and Textron Financial Corporation, a Delaware corporation and wholly-owned subsidiary of Textron (“TFC” and together with Textron, the “Issuers”) expired.  The separate cash tender offers, including the Any and All Offer described below (collectively, the “Offers”), for up to $650,000,000 aggregate principal amount of five separate series of outstanding debt securities (the “Securities”) of the Issuers resulted in an aggregate of $587,303,000 principal amount of Securities of the Issuers being validly tendered and accepted for purchase.  The Offers were made pursuant to the Offer to Purchase, dated September 14, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, dated September 14, 2009, which together set forth a more detailed description of the terms and conditions of the Offers.

The Offers consisted of five separate offers (each an “Offer”), with one Offer made and consummated by Textron to purchase any and all of its 4 1/2% Notes due August 1, 2010 (CUSIP number 883203BJ9) (the “4.5% Textron Securities”) (such Offer is referred to as the “Any and All Offer”), one Offer made by Textron to purchase up to $150,000,000 aggregate principal amount of its outstanding 6.500% Notes due June 1, 2012 (CUSIP Number 883203BH3) (the “6.5% Textron Securities”) (such Offer is referred to as the “Textron Partial Tender Offer” and together with the Any and All Offer, the “Textron Offers”), two Offers made by TFC to purchase up to the Maximum Principal Amount to be Accepted described below of its outstanding 5.125% Medium-Term Notes, Series E (CUSIP Number 88319QJ20) (the “MTO Level 1 Securities”) and its outstanding 4.60% Medium-Term Notes, Series E (CUSIP Number 88319QH22) (the “MTO Level 2 Securities”) (such Offers are referred to as the “Maximum Tender Offers”) and one Offer made by TFC to purchase up to $150,000,000 aggregate principal amount of its outstanding 6% Notes due 2009 (CUSIP Number 883199AQ4) (such Offer is referred to as the “TFC Partial Tender Offer” and collectively with the Textron Partial Tender Offer and the Maximum Tender Offers, the “Limited Tender Offers”).

           As previously announced, the Any and All Offer expired as of 5:00 p.m. New York City time on September 21, 2009 and $122,318,000 aggregate principal amount of the 4.5% Textron Securities were tendered and accepted therein.  The tender offer consideration of $1,017.50 per $1,000 principal amount of 4.5% Textron Securities, plus accrued and unpaid interest from and including the last interest payment date (August 1, 2009) to, but not including, the settlement date, has been paid by Textron.

The Limited Tender Offers expired as of 11:59 p.m. New York City time on October 9, 2009 (the “Limited Tender Offers Expiration Date”).  The following table sets forth the Securities that were validly tendered and accepted in the Limited Tender Offers.  Settlement of the Limited Tender Offers is expected to occur today and, subject to the terms and conditions of the Offers in the Offer to Purchase, the holders thereof will be entitled to receive (i) the applicable Full Tender Offer Consideration per $1,000.00 principal amount of Securities purchased (as specified in the table below), if the Securities were validly tendered and not withdrawn at or before 5:00 p.m. New York City time on September 25, 2009 (the “Early Tender Date”) or (ii) the applicable Late Tender Offer Consideration per $1,000.00 principal amount of Securities purchased (as specified in the table below), if the Securities were validly tendered and accepted after the Early Tender Date but at or before 11:59 p.m., New York City time on the Limited Tender Offers Expiration Date, plus accrued and unpaid interest from the applicable last interest payment date to, but not including, the settlement date for the purchase of such Securities:

Issuer	CUSIP Number	Title of Security	Principal Amount Outstanding	Full Tender Offer Consideration	Late Tender Offer Consideration	Principal Amount Tendered	Principal Amount Tendered and Accepted
Textron	883203BH3	6.500% Notes due June 1, 2012	$300,000,000	$1,040.00	$1,010.00	$145,948,000	$145,948,000
TFC	88319QJ20	5.125% Medium-Term Notes, Series E	$317,332,000	$1,002.50	$972.50	$152,555,000	$152,555,000
TFC	88319QH22	4.6% Medium-Term Notes, Series E	$385,779,000	$1,015.00	$985.00	$238,995,000	$79,168,000 (1)
TFC	883199AQ4	6% Notes due 2009	$471,907,000	$1,002.50	$972.50	$87,314,000	87,314,000

(1)
The principal amount of MTO Level 2 Securities validly tendered and not validly withdrawn in the applicable Limited Tender Offer at or before 11:59 p.m. New York City time on the Limited Tender Offers Expiration Date exceeded the Maximum Principal Amount to be Accepted (as described below).  As a result, the MTO Level 2 Securities accepted for purchase are subject to proration (rounded downward such that holders are returned MTO Level 2 Securities in integral multiples of $1,000) at a factor of approximately 33.25% of the MTO Level 2 Securities validly tendered and not validly withdrawn. The Maximum Principal Amount to be Accepted, in the case of TFC's offer for its MTO Level 2 Securities, was equal to the difference between $500,000,000 and the sum of (x) the aggregate principal amount of 4.5% Textron Securities and 6.5% Textron Securities validly tendered and accepted for purchase by Textron in the Textron Offers and (y) the aggregate principal amount of MTO Level 1 Securities validly tendered and accepted for purchase by TFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: October 13, 2009	By:	/s/ Terrence O’Donnell
Terrence O’Donnell
Executive Vice President and General Counsel